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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITOR



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (file nos. 33-82976 and 33-95138) and in the Registration Statement on Form S-3 (file no. 333-05379) of our report, dated February 21, 1997, except for Note 2 as to which the date is March 13, 1997, with respect to the financial statements appearing on page F-2 of this Annual Report on Form 10-K.



                                                     McGLADREY & PULLEN, LLP


Minneapolis, Minnesota
March 14, 1997